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                                                                   EX-99.906CERT

                Certification Pursuant to 18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

Name of Issuer: American Skandia Advisor Funds, Inc.

         In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his or her knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: December 22, 2003           /s/ Judy A. Rice
                                  ----------------
                                  Judy A. Rice

                                  President and Principal
                                  Executive Officer

Date: December 22, 2003           /s/ Grace C. Torres
                                  -------------------
                                  Grace C. Torres

                                  Treasurer and Principal Financial
                                  Officer